NEWS	FONAR CORPORATION
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES FIRST QUARTER SALES UP 5% TO $21.7 MILLION

·	Total Revenues-Net increased by 5% to $21.7 million for the quarter ended September 30, 2019, versus same quarter one year earlier.
·	Income from Operations remained approximately the same at $5.5 million for the quarter ended September 30, 2019, versus same quarter one year earlier.
·	Net Income remained approximately the same at $4.5 million for the quarter ended September 30, 2019, versus same quarter one year earlier.
·	Diluted Net Income per Common Share Available to Common Stockholders, for the quarter ended September 30, 2019, was $0.47.
·	Cash and cash equivalents and short term investments remained approximately the same at $29.0 million for the quarter ended September 30, 2019, versus the fiscal year ended June 30, 2019. For the period, FONAR had minimal debt and maintained a net cash, cash equivalents and short term investments balance of $29.0 million, similar to the prior period last with tangible equity increasing 4.5% to $11.3 million at September 30, 2019 compared to $109.4 million at September 30, 2018. Purchases of Property and Equipment increased by $2 million this quarter as compared to the same period last year, evidencing the Company's commitment to investments for imaging center growth and increased R&D developing various upgrades for the UPRIGHT® MRI ;
·	Operating Cash Flow at September 30, 2019, increased 13% to $4.2 million, compared with $3.8 million for the period ended September 30, 2018.
·	Working Capital increased 3% to $73.1 million for the quarter ended September 30, 2019, versus the year ended June 30, 2019.

MELVILLE, NEW YORK, November 12, 2019 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the first quarter of fiscal 2020 which ended September 30, 2019. FONAR’s primary source of income and growth is attributable to its diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI facilities. Currently, HMCA manages 25 diagnostic imaging centers (18 in New York and 7 in Florida) collectively equipped with 35 MRI scanners.

Financial Results

Total Revenues-Net for the quarter ended September 30, 2019 increased 5% to $21.7 million as compared to $20.7 million for the corresponding quarter ended September 30, 2018.

Income from Operations remained approximately the same at $5.5 million for the quarters ended September 30, 2019 and 2018.

Net Income remained approximately the same at $4.5 million for the quarters ended September 30, 2019 and 2018. This includes a provision for income taxes of $(1.1) million. The Company is required at the end of each interim period to determine the best estimate of its annual effective tax rate and apply that rate to year-to-date ordinary income. The resulting tax expense is adjusted for the tax effect of specific events, if any, required to be discretely recognized in the interim period as they occur. For the three months ended September 30, 2019 and 2018, the Company recorded current income tax expenses of $(0.6) million and deferred income tax expense of $(0.5) million for a total of $(1.1) million. However, considering the Company has substantial net operating loss carryforwards, a substantial portion of the income tax expense for the quarter will not require cash outlay.

Diluted Net Income per Common Share Available to Common Stockholders, for the quarter ended September 30, 2019, was $0.47 as compared $0.48 for the corresponding quarter ended September 30, 2018.

Cash and cash equivalents and short term investments remained approximately the same at $29.0 million at the quarter ended September 30, 2019 and the fiscal year ended June 30, 2019.

A recent accounting pronouncement required a Right to Use Asset of $30.9 million and an operating lease liability of $32.6 million to be recorded as of quarter end, representing the present value of future lease payments, less year-end deferred rent balances and any tenant improvements committed to by landlords.  There are no comparable assets or liabilities recorded for prior periods. Details on the recent accounting pronouncement may be found in the Company’s 10-Q for the quarter ended September 30, 2019.

Total Current Assets at September 30, 2019 were $87.0 million, as compared to $85.1 million at June 30, 2019.

Total Current Liabilities at September 30, 2019 were $13.9 million, as compared to $14.1 million at June 30, 2019. Total current liabilities is impacted by the Recent accounting pronouncement.

Total Assets at September 30, 2019 were $166.9 million as compared to $133.6 million at June 30, 2019. This includes the Right-of-use Assets-net of $30.9 million included in Fiscal 2020. Right-of-use Assets-net were not included in Fiscal 2019.

Total Liabilities at September 30, 2019 were $44.0 million, as compared to $15.4 million at June 30, 2019. This includes Lease liability-net of current portion at $29.5 million and Lease liability (current) at $3.1 million included in Fiscal 2020. Lease liability-net of current portion and Lease liability (current) were not included in Fiscal 2019.

The Total Assets / Total Liabilities ratio for the quarter ended September 30, 2019 was 3.8 compared to 8.6 as of June 30, 2019.  This difference is predominantly due to the effect of the recently adopted accounting pronouncement which required $30.9 million and $32.6 million of assets and liabilities respectively to be recorded as of September 30, 2019.

Working Capital increased 3% to $73.1 million for the quarter ended September 30, 2019, versus $71.0 million for the year ended June 30, 2019.

Operating Cash Flow at September 30, 2019, increased 13% to $4.2 million, compared with $3.8 million for the period ended September 30, 2018.

Significant Event

FONAR celebrated a historic anniversary in the first quarter of fiscal 2020. It was fifty years ago, on September 17, 1969, that Raymond V. Damadian, M.D., founder and chairman of FONAR Corporation, took the first step in his quest to invent and then build the MRI scanner. On that day Dr. Damadian sent a letter to Dr. George Mirick of the Health Research Council of the City of New York requesting financial support to purchase equipment he needed to pursue his promising research.

In that letter, Dr. Damadian wrote, “I will make every effort myself and through collaborators, to establish that all tumors can be recognized by their potassium relaxation times or H2O-proton spectra and proceed with the development of instrumentation and probes that can be used to scan the human body externally for early signs of malignancy. Detection of internal tumors during the earliest stages of their genesis should bring us very close to the total eradication of this disease,” The letter may be viewed online at http://fonar.com/nobel.htm#1969_letter.

It was in the following year, on June 18, 1970, that Dr. Damadian performed the first experiments whereby he discovered the distinctly elongated time-lapsed signal marking differences between normal and cancerous tissue, as well as differences among various normal organs themselves. “That was my ‘Eureka!’ moment,” said Dr. Damadian. The results of his experiments were subsequently published in the journal Science on March 19, 1971.

Among the awards Dr. Damadian has received for the MRI include: The Excellence in Medicine Medal of Honor from the Chiari & Syringomyelia Foundation (2018); Induction into the National Inventors Hall of Fame (1989); The National Medal of Technology (1988); the National Inventor of the Year 2007Award for the Upright® MRI; and the Lemelson-MIT Lifetime Achievement Award Winner for the MRI (2001).

Management Discussion

President and CEO, Timothy R. Damadian, said, “Our growth strategy is three pronged. First, we strive to grow by increasing scan volume at existing sites. In that regard, we are pleased to report that scan volume at existing HMCA-managed sites in the first quarter of fiscal 2020 was over 47,000, a 5% increase in comparison to the corresponding quarter of fiscal 2019. Growth at HMCA-managed sites is largely due to the ever-increasing appeal of the Stand-Up® MRI, also known as the UPRIGHT ® MRI, among patients and physicians, and also the addition of second, or even third, MRI scanners at select sites in order to reduce patient backlog and/or expand MRI services to referring physicians. In fact, we recently completed the installation of a second MRI scanner at the HMCA-managed facility in Ormond Beach, Florida. We’re also adding second MRI scanners at two of our New York HMCA-managed facilities as well. The property leases for the additional space needed to accommodate these scanners have been signed and site preparation is well underway at both locations.

“The second prong of our growth strategy is to establish de novo sites. For any new location under consideration, we conduct a thorough demographic study; we identify the primary major medical insurance carriers in the area; we evaluate the competitive landscape; and determine if the location is a good fit for our existing networks. I’m pleased to report that we’ve found a perfect location in Florida. The lease has been signed and we are in the process of installing the first MRI in what will be a two-MRI facility. The Company is investing between four and six million dollars in these four projects.

“Lastly, we continue our search for acquisitions that lie within our areas of expertise, and would enhance or expand our existing networks.

“Speaking for my entire management team, which has contributed substantially to our success, we are proud of our consistent profitability and are confident that the Company is well-positioned for growth for the remainder of fiscal 2020.”

Chairman of the Board, Raymond V. Damadian, M.D., said, “It’s pleasing to me to see FONAR continue to be very profitable. The Company is maintaining its cash, cash equivalents and short term investments despite continuing to invest in the growth of the Company.. HMCA is managed extremely well and that leads to consistent profits for the Company and, therefore, its investors. There is another very important reason: superior technology. FONAR’s UPRIGHT® Multi-Position™ MRI is what patients and their doctors want and need. The UPRIGHT®, aka the Stand-Up® MRI, is a one-of-a-kind scanner. It is the only whole-body MRI that can scan patients in numerous weight-bearing positions, including sitting, standing, as well as bending in flexion or extension. Most patients sit and watch a large TV while being scanned.

Dr. Damadian continued, “Regarding our research efforts, over the past few years we have been making cines (movies) of the cerebrospinal fluid (CSF) as it flows up and down the neck and around the brain. Thanks to the UPRIGHT® MRI’s ability to scan patients in weight-bearing positions as well as in the recumbent, non-weight-bearing position, we are finding significant postural differences in CSF flow. These differences may provide clues that enable physicians to find solutions to their patients’ medical problems.”

“Currently, our research is focused on quantifying CSF flow and the velocity at which it navigates through the neck and head. We’ve been able to use this quantitative CSF data collected from asymptomatic patients to identify CSF flow abnormalities in patients with symptoms.”

Dr. Damadian concluded, “We are hopeful that our research may lead to a new understanding of the role of CSF on neurologic diseases, such as MS.”

About FONAR

FONAR, the Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978 and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and ”weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF). This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who may benefit from this new understanding.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	September 30, 2019	June 30, 2019
Current Assets:
Cash and cash equivalents	$13,794	$13,882
Short term investments	15,213	15,095
Accounts receivable – net	3,765	3,737
Accounts receivable - related party	90	—
Medical receivable – net	15,866	15,729
Management and other fees receivable - net	26,666	25,709
Management and other fees receivable – related medical practices – net	6,715	6,501
Inventories	1,791	1,798
Costs and estimated earnings in excess of billings on uncompleted contracts	307	525
Income tax receivable	600	600
Prepaid expenses and other current assets	2,230	1,513
Total Current Assets	87,037	85,089

Income taxes receivable	600	600
Deferred income tax asset	19,934	20,937
Property and equipment – net	18,643	16,986
Right-of-use Assets – net	30,876	—
Goodwill	3,985	3,985
Other intangible assets – net	4,553	4,756
Other assets	1,252	1,207
Total Assets	$166,880	$133,560

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30, 2019	June 30, 2019
Current Liabilities:
Current portion of long-term debt and capital leases	$41	$41
Accounts payable	1,516	1,861
Other current liabilities	4,675	7,577
Unearned revenue on service contracts	3,742	3,812
Unearned revenue on service contracts – related party	83	—
Lease liability	3,123	—
Customer deposits	736	799
Total Current Liabilities	13,916	14,090
Long-Term Liabilities:
Deferred income tax liability	243	243
Due to related medical practices	93	93
Long-term debt and capital leases, less current portion	266	273
Lease liability – net of current portion	29,487	—
Other liabilities	21	749
Total Long-Term Liabilities	30,110	1,358
Total Liabilities	44,026	15,448

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS' EQUITY:	September 30, 2019	June 30, 2019
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at September 30, 2019 and June 30, 2019, 313 issued and outstanding at September 30, 2019 and June 30, 2019	$—	$—
Preferred stock $.001 par value; 567 shares authorized at September 30, 2019 and June 30, 2019, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at September 30, 2019 and June 30, 2019, 6,459 and 6,369 issued at September 30, 2019 and June 30, 2019, 6,447 and 6,357 outstanding at September 30, 2019 and June 30, 2019	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at September 30, 2019 and June 30, 2019; .146 issued and outstanding at September 30, 2019 and June 30, 2019	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at September 30, 2019 and June 30, 2019, 383 issued and outstanding at September 30, 2019 and June 30, 2019	—	—
Paid-in capital in excess of par value	183,077	181,086
Accumulated deficit	(61,157)	(64,456)
Treasury stock, at cost - 12 shares of common stock at September 30, 2019 and June 30, 2019	(675)	(675)
Total Fonar Corporation’s Stockholders’ Equity	121,246	115,956
Noncontrolling interests	1,608	2,156
Total Stockholders' Equity	122,854	118,112
Total Liabilities and Stockholders' Equity	$166,880	$133,560

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,
REVENUES	2019	2018
Patient fee revenue – net of contractual allowances and discounts	$6,045	$5,525
Product sales – net	192	50
Service and repair fees – net	2,064	2,131
Service and repair fees - related parties – net	28	28
Management and other fees – net	11,028	10,684
Management and other fees - related medical practices – net	2,390	2,287
Total Revenues – Net	21,747	20,705
COSTS AND EXPENSES
Costs related to patient fee revenue	2,863	2,575
Costs related to product sales	330	5
Costs related to service and repair fees	750	745
Costs related to service and repair fees - related parties	10	9
Costs related to management and other fees	6,005	5,756
Costs related to management and other fees – related medical practices	1,537	1,382
Research and development	472	437
Selling, general and administrative	4,294	4,259
Total Costs and Expenses	16,261	15,168
Income From Operations	5,486	5,537
Interest Expense	(21)	(25)
Investment Income	148	108
Other Expense	—	—
Income Before Provision for Income Taxes and Noncontrolling Interests	5,613	5,620
Provision for Income Taxes	(1,107)	(1,128)
Net Income	4,506	4,492
Net Income - Noncontrolling Interests	(1,207)	(1,174)
Net Income - Controlling Interests	$3,299	$3,318
Net Income Available to Common Stockholders	$3,097	$3,113
Net Income Available to Class A Non-Voting Preferred Stockholders	$151	$153
Net Income Available to Class C Common Stockholders	$51	$52
Basic Net Income Per Common Share Available to Common Stockholders	$0.48	$0.49
Diluted Net Income Per Common Share Available to Common Stockholders	$0.47	$0.48
Basic and Diluted Income Per Share – Class C Common	$0.13	$0.14
Weighted Average Basic Shares Outstanding – Common Stockholders	6,432	6,344
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,560	6,472
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383